FIELDPOINT PETROLEUM ANNOUNCES TEMPORARY REDUCTION IN WARRANT EXERCISE PRICE

AUSTIN, TX – June 24, 2015 – FieldPoint Petroleum Corporation (NYSE/MKT:FPP) today announced that it has approved a temporary reduction to the exercise price of its publicly traded warrants (the “Warrants”).  The Warrants were issued as a dividend to the holders of its common stock on March 26, 2012 and currently trade on the NYSE MKT under the ticker symbol “FPP WS”.

The issuance of shares of the Company’s common stock upon exercise of the Warrants (“Warrant Shares”) has been registered under the Securities Act of 1933, as amended in a Registration Statement on Form S-3, SEC File No. 333-180419.

Phillip Roberson, President and CFO of the Company, stated, “Recent market conditions have created excellent opportunities that we have not been able to take advantage of. We believe that this temporary reduction in exercise price will provide an economical method of raising capital at an attractive price for our loyal supporters. This new capital will improve our liquidity, reduce our warrant overhang, strengthen our operating budget, and support our acquisitions strategy.”

The Warrants are currently exercisable to purchase shares of the Company’s common stock at price of $4.00 per share.  Due to recent declines in commodities prices and the resultant loss of market value of the Company’s Common Stock, the initial exercise price of the Warrants is significantly above the market value of the underlying Warrant Shares. To provide an incentive to Warrant holders to exercise their Warrants, the Company’s Board of Directors has approved a temporary modification pursuant to which for a period of 33 days commencing at the opening of trading on July 6, 2015 and ending at the close of trading on August 7, 2015 (the “Modification Period”), the Exercise Price of the Warrants shall be reduced to $1.00 per share of Common Stock (the “Warrant Modification”). Any and all Warrants remaining unexercised after the expiration of the Modification Period shall remain in full force and effect for the duration of their term with the Initial Exercise Price being reinstated following such Modification Period.

The Company will prepare and file a Prospectus Supplement to the Registration Statement covering the foregoing Warrant Modification prior to the commencement of the Modification Period.

Roger Bryant, Executive Chairman, added, “When commodity prices are high, it is very difficult and more risky to acquire new properties.  As we have stated in the past, we want to capitalize on today’s opportunities, but are not willing to add debt or assume additional risk to do so. We believe that this temporary reduction in exercise price will help us accomplish both goals while also offering our shareholders the opportunity to benefit from current market conditions. As always, we want to thank our shareholders for their continued support.”

FieldPoint Petroleum Corporation is engaged in oil and natural gas exploration, production and acquisition, primarily in Louisiana, New Mexico, Oklahoma, Texas and Wyoming.  For more information, please visit www.fppcorp.com.

This press release may contain projection and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Any such projections or statement reflect the company’s current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that such projections will be achieved and that actual results could differ materially from those projected. A discussion of important factors that could cause actual results to differ from those projected, such as decreases in oil and natural gas prices and unexpected decreases in oil and natural gas production is included in the company’s periodic reports filed with the Securities and Exchange Commission (at www.sec.gov)

Contact: Phillip Roberson, President/CFO (512) 579-3563 or proberson@fppcorp.com

   Or Roger Bryant, Executive Chairman (214) 215-9130

   Corporate Headquarters:  609 Castle Ridge Rd, Ste 335, Austin, TX 78746